Filed Pursuant to Rule 433

Registration No. 333-126811

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Investors should read the current prospectus carefully before investing or sending money.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by clicking here or visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

iPath ETNs (“the Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. The return on the Securities is linked to the performance of the index. The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. Your investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors. Investing in the Securities is not equivalent to investing directly in index components or the index itself.

Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A., assists in the promotion of iPath Exchange Traded Notes. Barclays Global Investors, N.A., and Barclays Capital Inc., are affiliates of Barclays Bank PLC.

The market value of the Securities may be influenced by many unpredictable factors, including, with respect to the iPath ETNs linked to commodities indexes, volatile commodities prices. Risks include limited portfolio diversification, uncertain principal repayment, and illiquidity. Also, the investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased.

Brokerage commissions will apply to purchases and sales of the Securities in the secondary market. The sale, redemption or maturity of the Securities will generate tax consequences. The trading prices of the Securities will reflect changes in their intrinsic value as well as market supply and demand, among other factors. The trading price of the Securities may also be influenced by changes in the credit rating of Barclays Bank PLC.

Barclays Bank PLC and its affiliates, including Barclays Global Investors, N.A., and its affiliates, and Barclays Capital Inc., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Goldman Sachs, GSCI®, GSCI® Index, GSCI® Total Return Index, Goldman Sachs Crude Oil Total Return Index and Goldman Sachs Commodity Index are trademarks or servicemarks of Goldman, Sachs & Co. and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Goldman, Sachs & Co or any of its affiliates (individually and collectively, “Goldman”). The Securities are not sold by Goldman, Sachs & Co. other than in its capacity as a dealer of the Securities. Goldman makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Goldman Sachs Commodity Index or any of its subindexes to track general commodity market performance.

“Dow Jones,” “AIG®,” “Dow Jones-AIG Commodity Index Total ReturnSM,” “DJAIGCISM”, and “Dow Jones - AIG Commodity IndexSM” are registered trademarks or servicemarks of Dow Jones & Company, Inc., and American International Group, Inc. (“AIG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC for the Securities. The Securities based on the Dow Jones - AIG Commodity Index Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, AIG Financial Products Corp (“AIG-FP”), American International Group, or any of their respective subsidiaries or affiliates and none of Dow Jones, AIG, AIG-FP, or any of their respective affiliates or subsidiaries makes any representation regarding the advisability of investing in such products.

iPath ENTs typically have lower investor fees than currently existing mutual funds that invest in commodities and are available to retail investors; further, iPath ETNs do not charge sales loads. Buying and selling iPath ETNs will result in brokerage commissions, but the savings from lower investor fees can help offset these costs. iPath ETNs can also provide a means to invest in commodities without incurring the costs associated with storing and delivering commodities, or committing resources to managing a portfolio of commodity derivatives.

iPath ETNs provide a tax-efficient means to invest in the performance of various market indexes. iPath ETNs should be treated for tax purposes as prepaid contracts with respect to the relevant index, which means that an investor will only recognize capital gain or loss upon the sale, redemption or maturity of their iPath ETN, unlike mutual funds that may be required to make capital gain distributions to shareholders. iPath ETNs will not make capital gain or income distributions, ensuring investors control over the timing of taxable events related to their investment in iPath ETNs.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

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ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

ABOUT iPATH EXCHANGE TRADED NOTES (ETNs)

A new way to access difficult-to-reach markets

OVERVIEW	STRUCTURE	TRADING/REDEMPTION	COMMODITY INDEXES	TAXATION

➢ What are iPath Exchange Traded Notes (ETNs)?

➢ What do they offer the Investor?

➢ Risks of investing in iPath ETNs

What are iPath Exchange Traded Notes (ETNs)?

iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors access to the returns of various market benchmarks. The returns of iPath ETNs are linked to the performance of a market index, less investor fees1.

The first two iPath ETNs, which trade on the New York Stock Exchange, are linked to:

1.	GSCI® Total Return Index

2.	Dow Jones-AIG Commodity Index Total ReturnSM

Issuer - Barclays Bank PLC	The Issuer, Barclays Bank PLC, is the principal subsidiary of Barclays PLC, a UK-based financial services group, and one of the largest financial services companies in the world.

Barclays Bank PLC and its subsidiaries (the “Barclays Group”) have been involved in banking for over 300 years and currently maintain a global presence with headquarters in London and banking operations in Europe, the USA, Africa and Asia.

Barclays Bank PLC’s long-term unsecured obligations are rated AA by Standard and Poor’s Securities, Inc., and Aa1 by Moody’s Investors Service, Inc.[2] and, based on the unaudited interim financial information prepared in accordance with International Financial Reporting Standards, Barclays Bank PLC had total assets of over $1.5 trillion (as of December 31, 2005). Barclays Bank PLC operates in over 60 countries with more than 78,800 permanent employees and over 25 million customers. It is engaged primarily in banking, investment banking and investment management.

The Barclays Group is heavily involved in many commodities markets with trading operations in base metals, precious metals, oil and oil-related products, power and gas, and other commodities.

Agent - Barclays Capital Inc.	Barclays Capital Inc. will act as the issuer’s agent in connection with the distribution of iPath ETNs.

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker/dealer regulated by the SEC and the NASD.

Promotional Support - Barclays Global Investor Services	BGI’s majority owned broker/dealer subsidiary, Barclays Global Investors Services (BGIS), will engage in the promotion of iPath ETNs to intermediaries who are themselves registered broker/dealers and to end-users, such as mutual funds, hedge funds and insurance companies.

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

What do they offer the Investor?

Convenient Exposure

iPath ETNs give you immediate exposure to certain asset classes that have not always been easy to access, such as commodities.

Portfolio Diversification

Historically, certain asset classes, such as commodities, have exhibited low—and sometimes negative—correlations with traditional asset class benchmarks. Adding low-correlated asset classes can enhance risk-adjusted returns in a portfolio.

Definable Performance

iPath ETNs are designed to provide investors a return that is linked to the performance of a market index, less investor fees.

Liquidity

Investors can liquidate iPath ETNs one of three ways:

1.	Sell in the secondary market (New York Stock Exchange] during trading hours.

2.	Redeem at least 50,000 units of a particular iPath ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus[3].

3.	Hold until maturity and receive a cash payment from the issuer, Barclays Bank PLC, equal to the principal amount of the units times the index factor on the final valuation date minus the investor fee on the final valuation date.

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Risks of investing in iPath ETNs

An investment in iPath ETNs involves risks, some of which are summarized below, including loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

•	Unsecured debt

The securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The securities are riskier than ordinary unsecured debt securities and have no principal protection. The iPath ETNs are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, United Kingdom, or any other jurisdiction.

•	No interest payments

You will not receive any periodic interest payments on an iPath ETN.

•	You may lose some or all of your principal

Investors will receive a cash payment linked to the performance of the corresponding index, less investor fees. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

•	A trading market for iPath ETNs may not develop

The first two iPath ETNs are listed on the NYSE for trading. Nevertheless, a secondary market for these ETNs may not develop. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions. They are not required to maintain any listing of iPath ETNs on the NYSE or any other exchange, and may stop at any time.

•	Trading price

The trading prices of the iPath ETNs will fluctuate in accordance with changes in their intrinsic value as well as market supply and demand. There is no guarantee that iPath ETNs will trade at intrinsic value. The trading price may also be influenced by changes in the credit rating of Barclays Bank PLC.

In addition to being available for trading on the NYSE, the weekly redemption window allows a minimum of 50,000 units of a particular iPath ETN to be redeemed directly to Barclays Bank PLC for cash at an amount equal to the principal amount of the securities times the index factor on the applicable valuation date minus the investor fee. The weekly redemption feature is intended to induce arbitrageurs to counteract any trading of the iPath ETNs at a premium or discount to their intrinsic value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

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[1]	The investor fee is equal to 0.75% per year times the principal amount of your securities times the index factor, calculated on a daily basis in the Following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to 0.75% times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the index on that day divided by the initial index level. The initial index level is the value of the index on the inception date.

[2]	We have not obtained a rating from any rating organization with respect to the iPath ETNs. A security rating is not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of any other rating. A security rating is subject to revision or withdrawal at any time by the assigning rating organization, and there is no assurance that any security rating will remain in effect for any given period of time or that it will not be lowered, suspended or withdrawn entirely by the applicable rating agency. Any such lowering, suspension or withdrawal of any rating may have an adverse effect on the market price or marketability of the iPath ETNs.

[3]	We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

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ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

ABOUT iPATH EXCHANGE TRADED NOTES (ETNs)

A new way to access difficult-to-reach markets

OVERVIEW	STRUCTURE	TRADING/REDEMPTION	COMMODITY INDEXES	TAXATION

➢ How iPath ETNs are structured

➢ Differences between ETNs and Exchange Traded Funds (ETFs)

How iPath ETNs are structured

iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors access to the returns of various market benchmarks. The returns of iPath ETNs are linked to the performance of a market index, less investor fees.

Highlights:

Term	30 years

Primary exchange	New York Stock Exchange (NYSE)

payment at maturity	If you hold your iPath ETNs to maturity, you will receive a cash payment at maturity that is linked to the performance of the corresponding index during the period beginning on the trade date and ending at maturity, less investor fees.

Liquidating prior to maturity	You can liquidate iPath ETNs before their maturity date in two ways:

• Trade them on the NYSE.

•      Redeem them on a weekly basis through Barclays Bank PLC in amounts of at least 50,000 units[1] units of a particular iPath ETN per redemption (subject to the procedures described in the relevant prospectus).

Coupon	Interest will not be paid during the term of the iPath ETNs.

Investor fee	0.75% per year for the first iPath ETNs times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner:

The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to 0.75% times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365.

The index factor on any given day will be equal to the closing value of the index on that day divided by the initial index level. The initial index level is the value of the index on the inception date.

No principal protection	Investors will receive a cash payment linked to the performance of the corresponding index, less investor fees. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

Ratings	The iPath ETNs are not rated, but are backed by the credit of Barclays Bank PLC.

Unsecured debt	iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC.

Voting rights	Because the iPath ETNs are debt securities, they do not have any voting rights.

Distributions	The iPath ETNs currently available do not make dividend distributions.

(For more details, please refer to the Prospectus for the relevant iPath ETN )

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Differences between ETNs and Exchange Traded Funds (ETFs)

Both ETNs and ETFs provide investors access to the returns of various market benchmarks. However, ETNs are debt securities backed only by the credit of the issuer, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities.

Some of the major similarities and differences are outlined below:

	ETN	ETF
Liquidity	Daily on exchange	Daily on exchange

Registration	Securities Act of 1933	Investment Company Act of 1940

Recourse	Issuer credit	Portfolio of securities

Principal risk	Market and Issuer Risk	Market Risk

Institutional size redemption	Weekly to the Issuer	Daily via Custodian

Short sales*	Yes, on an uptick or downtick**	Yes, on an uptick or downtick

*	With short sales, you risk paying more for a security than you received from its sale.

**	For the iPath ETNs currently available

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[1]	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

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8

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ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

ABOUT iPATH EXCHANGE TRADED NOTES (ETNs)

A new way to access difficult-to-reach markets

OVERVIEW	STRUCTURE	TRADING/REDEMPTION	COMMODITY INDEXES	TAXATION

➢ How do I buy an iPath ETN?

➢ How do I sell an iPath ETN?

➢ How can I find iPath ETNs on Bloomberg?

➢ Can I buy/sell an iPath ETN any time or can I do so only during certain time windows?

➢ Is a net asset value (NAV) calculated?

➢ Is an intrinsic value calculated?

➢ Do the iPath ETNs trade at their indicative value?

➢ If Barclays Bank PLC’s credit rating is downgraded, what happens to the indicative value?

➢ Can the iPath ETNs currently available be shorted?

➢ How are iPath ETNs redeemed during the weekly redemption window?

➢ Is there a capacity constraint with the iPath ETNs?

➢ How is the return calculated?

➢ Is a Series 3 license required to sell iPath ETNs?

How do I buy an iPath ETN?

The first two iPath ETNs are listed on the New York Stock Exchange (NYSE), and are available for purchase similar to other publicly traded securities.

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

How do I sell an iPath ETN?

Investors can liquidate iPath ETNs in three ways:

1.	Sell in the secondary market (New York Stock Exchange) during trading hours.

2.	Redeem at least 50,000 units of a particular iPath ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus[1].

3.	Hold until maturity and receive a cash payment from the issuer, Barclays Bank PLC, equal to the principal amount of the units times the index factor on the final valuation date minus the investor fee[2] on the final valuation date.

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How can I find iPath ETNs on Bloomberg?

Information regarding iPath ETNs can be found on Bloomberg by typing the relevant ETN’s trading symbol, then the “Equity” key, then “Go.” For example, for information regarding the iPathSM GSCI® Total Return Index ETN, type: GSP <Equity> Go.

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Can I buy/sell iPath ETNs any time or can I do so only during certain time windows?

iPath ETNs can be bought or sold anytime during NYSE market hours.

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Is a net asset value (NAV) calculated?

No. As iPath ETNs are debt securities, and not mutual funds, they will not have an NAV.

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Is an intrinsic value calculated?

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed in Table 2. Additionally, the closing indicative value of each iPath ETN is calculated and published each trading day at www.iPathETN.com. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying an iPath ETN as reported by the relevant index sponsor

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described below (which, during any trading day, will be the investor fee determined on the preceding calendar day).

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Do the iPath ETNs trade at their indicative value?

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indexes underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of your iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

In addition to being available for trading on the NYSE, the weekly redemption window allows a minimum of 50,000 units of a particular iPath ETN to be redeemed directly to Barclays Bank PLC for the weekly redemption value, which is equal to the principal amount of the securities times the index factor on the applicable valuation date minus the investor fee. The historical weekly redemption value is published each week at www.iPathETN.com. The weekly redemption feature is intended to induce arbitrageurs to counteract any trading of the iPath ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

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If Barclays Bank PLC’s credit rating is downgraded, what happens to the indicative value of the iPath ETNs?

The indicative value calculation for the iPath ETNs will not change in response to a Barclays Bank PLC credit event. However, the trading price of the iPath ETNs may be adversely impacted.

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Can the iPath ETNs currently available be shorted?

Yes, on an uptick or downtick, subject to the ability to locate shares to borrow. With short sales, you risk paying more for a security than you received from its sale.

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How are iPath ETNs redeemed during the weekly redemption window?

Investors may redeem at least 50,000 units of a particular iPath ETN directly to the issuer. To do so, an investor must instruct his broker (or other person through whom the securities are held) to take the following steps through normal clearing system channels:

1.	Deliver a notice of redemption in the specified form via email

(ipathredemptions@barclayscapital.com) no later than 11:00 am ET on the business day prior to the applicable valuation date (generally each Thursday throughout the life of the iPath ETNs). A confirmation of redemption will be sent by the issuer or its agent.

2.	Deliver the signed confirmation of redemption via facsimile in the specified form by 4:00 pm ET on the same day. The issuer or its agent must acknowledge receipt in order for the confirmation to be effective.

3.	Instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the Valuation Date at a price equal to the applicable Weekly Redemption Value, facing Barclays Capital DTC 5101; and

4.	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am ET on the applicable Redemption Date (the third business day following the Valuation Date).

Additional details regarding redemption procedures, including examples of a notice of redemption and confirmation of redemption forms, are available in the “Specific Terms of the Securities” section of the applicable prospectus

Important note: Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the iPath ETNs in respect of such deadlines. If the issuer or its agent does not receive your notice of redemption by 11:00 am, or your confirmation of redemption by 4:00 pm, on the business day prior to the applicable Valuation Date, your notice will not be effective and your securities will not be redeemed on the applicable Redemption Date. Any redemption instructions for which the issuer or its affiliate receive a valid confirmation in accordance with the procedures described above will be irrevocable.

A Valuation Date is each Thursday during the term of the iPath ETN or, if such date is not a trading day, the next succeeding trading day. The payment due in respect of each iPath ETN will be determined on the Valuation Date.

A Redemption Date is the third business day following a Valuation Date (other than the final Valuation Date).

(For more details, please refer to the relevant Prospectus, Pricing Supplement section, “Specific Terms of the Securities”.)

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Is there a capacity constraint with the iPath ETNs?

Should demand for any iPath ETN exceed the initial amount of securities issued, subsequent issuances may be made under the registration statement. The terms of the new issue—maturity date, investor fee, ticker, CUSIP—will be the same as the original issue, and it is expected that both issues would be immediately fungible.

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How is the return calculated?

iPath ETNs are designed to provide investors a return that mirrors the performance of a market index, less investor fees.

The investor fee for the first iPath ETNs is equal to 0.75% per year times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner:

The investor fee on an ETN’s inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to 0.75% times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the index on that day divided by the initial index level. The initial index level is the value of the index on its inception date.

Cash payment of iPath ETNs at maturity is calculated as follows:

(For more details, please refer to the relevant Prospectus, Pricing Supplement section, “How Do the Securities Perform?”.)

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Is a Series 3 license required to sell iPath ETNs?

No.

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[1]	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

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ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

ABOUT iPATH EXCHANGE TRADED NOTES (ETNs)

A new way to access difficult-to-reach markets

OVERVIEW	STRUCTURE	TRADING/REDEMPTION	COMMODITY INDEXES	TAXATION

Commodities

➢ What are the benefits of investing in commodities?

➢ What methods are currently available to invest in commodities?

➢ Why not just invest in companies that produce commodities instead of the actual commodity?

Indexes

➢ What are the leading broad-based commodity indexes?

➢ Why are the indexes called “total return indexes”?

➢ How do the GSCI® Total Return Index and the Dow Jones-AIG Commodity Index Total ReturnSM differ?

➢ What constitutes the Goldman Sachs Crude Oil Total Return Index?

➢ Where can I find historical volatility of these indexes?

What are the benefits of investing in commodities?

One of the most compelling reasons to add commodities to a portfolio is their ability to provide diversification. Commodities have historically low correlations to financial assets such as stocks and bonds.

Index correlations

Correlation Coefficient	GSCI® Total Return Index	Dow Jones-AIG Commodity Index Total ReturnSM
GSCI® Total Return Index	1.00	0.89
Dow Jones-AIG Commodity Index Total ReturnSM	0.89	1.00
GS Crude Oil Index	0.87	0.73
S&P 500 Index	0.00	0.09
Lehman Aggregate Index	0.04	-0.01
MSCI EAFE Index	0.14	0.23

Sources: Goldman Sachs, Lehman Brothers, AIG, S&P, MSCI, Bloomberg, (06/30/91 - 06/30/06) based on monthly returns.

Commodity and financial asset prices respond differently to financial market and economic conditions, although both are driven by the basic forces of supply and demand. However, because stocks and bonds are publicly traded on a secondary market, prices can quickly reflect forecasted earnings and future cash flows. Conversely, many factors may contribute to how commodity prices respond to market events including warehousing/delivery constraints, changes in supply and demand dynamics, and (in the case of physical commodities) a potential lack of fungibility. Other factors affecting commodity futures prices include weather, agriculture, trade, fiscal, monetary and exchange control processes, domestic and foreign political and economic events and policies, disease, pestilence, technological developments, and changes in interest rates.

Because commodities have low correlations to stocks and bonds, an allocation to commodities may enhance a portfolio’s risk-adjusted returns by lowering overall portfolio volatility. However, trading in the commodity index components is speculative and can be extremely volatile. The factors influencing commodity futures prices may affect the value of the relevant index and the value of the associated iPath ETNs in varying ways, and different factors may cause the prices of the index components and the volatilities of their prices to move in inconsistent directions at inconsistent rates.

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

What methods are currently available to invest in commodities?

Commodity investing	Factors to consider
Physical commodities	This approach offers pure exposure to the underlying commodity, but delivery, storage and spoilage may be problematic.

Futures / swaps / OTC notes	This has predominantly been limited to large institutional investors with the resources and experience to administer complicated futures portfolios themselves, or to use a total return swap and manage the related counterparty risk.

Pooled vehicles such as mutual funds	Until recently, mutual funds presented the most viable option for individual investors or small institutions because they provide convenient access to commodity-linked investment at reasonable costs and low investment minimums.

Note that iPath ETNs do not fall into any of the above categories.

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Why not invest in companies that produce commodities instead of the actual commodity?

Equity returns of commodity producers may not strongly correlate to commodity indexes. An investment in the equity of commodity producers provides exposure to company-specific risk in addition to commodity-specific risk. For example, the stock price of an oil company will reflect oil price fluctuations as well as the company’s management, accounting, marketing, sales and fundamental valuation.

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What are the leading broad-based commodity indexes?

Two of the most popular commodity benchmarks are the GSCI® Total Return Index and the Dow Jones-AIG Commodity Index Total ReturnSM.

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Why are the indexes called “total return indexes”?

They are investor return indexes based on a basket of collateralized commodity futures contracts, rather than just pure spot returns from either physical commodities or commodity futures over a period of time. Their returns come from three distinct sources, hence the classification “total return”:

1.	Change in futures contract price.

2.	Return from rolling the futures into further dated contracts as they come up to expiry.

3.	Interest earned from the cash collateral that would be required to be maintained to permit an investment.

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How do the GSCI® Total Return Index and the Dow Jones-AIG Commodity Index Total ReturnSM differ?

The GSCI® Total Return Index reflects the excess returns that are potentially available through an unleveraged investment in the futures contracts comprising the Goldman Sachs Commodities Index, plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. The GSCI® Total Return Index reflects the world’s production of the commodities included in the GSCI® and is production and liquidity weighted.

The Dow Jones-AIG Commodity Index Total ReturnSM reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Commodity Index Total ReturnSM is 2/3 liquidity and 1/3 production weighted, and limits the weight of any commodity in the index to 15% for a single commodity, and 33% for a related commodity group as of the January 2006 rebalancing period. Following the annual rebalancing period, the percentage weighting will fluctuate based on market price changes.

Broad-Based Commodity Indexes Overview

	GSCI® Total Return Index	DJ-AIG Commodity Index Total ReturnSM
Number of commodity groups	24	19

Index calculation	Arithmetic	Arithmetic

Weighting method	Production and liquidity	2/3 liquidity, 1/3 production; 15% for a single commodity, 33% cap per commodity group as of annual rebalancing

Launch date	1991	1998

Sources: Goldman Sachs, AIG, as of 06/30/06.

While each index intends to provide a measure of the commodity market and its composition, distinct differences in the construction and methodology of the two indexes result in very different sector exposures.

Broad-based Commodity Indexes Composition

Commodity Group	% Weight in GSCI® Total Return Index	% Weight in DJ-AIG Commodity Index Total ReturnSM
Energy	74	29
Agriculture	10	30
Precious metals	2	9
Industrial metals	9	23
Livestock	5	9

Sources: Goldman Sachs, AIG, as of 06/30/2006.

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What constitutes the Goldman Sachs Crude Oil Total Return Index?

The Goldman Sachs Crude Oil Total Return Index is a subindex of the total return version of the Goldman Sachs Commodities Index. It currently includes only the West Texas Intermediate (WTI) crude oil futures contract traded on the New York Mercantile Exchange. The WTI contract is used as a benchmark in oil pricing.

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Where can I find historical volatility of these indexes?

If you have access to a Bloomberg terminal you can find historical volatility using the following key strokes:

For GSCI® Total Return Index: GSCITR<INDEX> HVT<GO>

For Dow Jones-AIG Commodity Index Total ReturnSM: DJAIGTR<INDEX> HVT<GO>

For Goldman Sachs Crude Oil Total Return Index: GSCLTR<INDEX>HVT<GO>

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Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

ABOUT iPATH EXCHANGE TRADED NOTES (ETNs)

A new way to access difficult-to-reach markets

OVERVIEW	STRUCTURE	TRADING/REDEMPTION	COMMODITY INDEXES	TAXATION

➢ How are iPath ETNs treated for U.S. federal income tax purposes?

➢ Will U.S. federal income tax be payable on the iPath ETNs annually?

➢ Are iPath ETNs a 60/40 security for taxable events?

➢ How is the treatment of an iPath ETN different from that of a corporate bond?

How are iPath ETNs treated for U.S. federal income tax purposes?

Absent an administrative or judicial ruling to the contrary, iPath ETN securities should be treated for all tax purposes as pre-paid contracts with respect to the relevant index. If the iPath ETNs are so treated, investors will recognize capital gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities.

The United States Federal income tax consequences of an investment in the iPath ETNs are uncertain. It is therefore possible that the Internal Revenue Service may assert an alternative treatment. Because of this uncertainty, investors are urged to consult their tax advisor as to the tax consequences of an investment in the iPath ETNs.

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Will U.S. federal income tax be payable on the iPath ETNs annually?

No. Since the iPath ETNs currently available are not treated as debt for tax purposes, investors will not recognize gain due to interest inclusions or OID before their sale, redemption or maturity.

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Are iPath ETNs a 60/40 security for taxable events?

No. iPath ETNs should be treated for tax purposes as a prepaid contract; the capital gains are either long-term or short-term depending on your holding period of the security. They are not covered by the relevant provision of the Internal Revenue Code that provides for 60/40 tax treatment in certain circumstances.

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How is the treatment of an iPath ETN different from that of a corporate bond?

iPath ETNs should be treated as prepaid contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes, which means that interest payments and original issue discount (OID) are treated as income and principal payments are treated as return of capital. Any debt instrument that is issued at a discount to its face value (principal amount) is considered to have implicit interest (that is, the difference between the price paid and the face value is considered interest that amortizes over the life of the instrument), which is referred to as OID and treated as ordinary income. Because iPath ETNs are not treated as debt for U.S. federal income tax purposes, there are no interest inclusions or OID on an iPath ETN.

(For more details, please refer to the relevant Prospectus, Pricing Supplement section, “Pricing Supplement Summary,” and Prospectus section, “Tax Considerations,”)

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Barclays Bank PLC and its affiliates, including Barclays Global Investors, N.A., and its affiliates, and Barclays Capital Inc., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

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ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

PRODUCT INFORMATION

iPath Exchange Traded Notes

As of 06/06/2006

iPath ETN Name	Exchange Ticker	Investor Fee[1]	Maturity Date
iPathSM GSCI® Total Return Index ETN	GSP	0.75%	06/12/2036
iPathSM Dow Jones-AIG Commodity Index Total ReturnSM ETN	DJP	0.75%	06/12/2036
iPathSM Goldman Sachs Crude Oil Total Return Index ETN*	OIL	0.75%	N/A

Related Links

>        Prospectuses

    FAQs

    Commodities Basics

*	Barclays has applied to list the iPathSM Goldman Sachs Crude Oil Total Return Index ETN on the New York Stock Exchange under the ticker symbol OIL. This ETN has not been listed and is not yet available for investing.

Correlations				As of 06/30/2006
	GSCI® Total Return Index	DJ-AIG Commodity Index Total ReturnSM	GS Crude Oil Total Return Index	S&P 500 Index	Lehman Aggregate Index	MSCI EAFE Index
GSCI® Total Return Index	1.00
DJ-AIG Commodity Index Total ReturnSM	0.89	1.00
Goldman Sachs Crude Oil Total Return Index	0.86	0.73	1.00
S&P 500 Index	0.00	0.09	-0.02	1.00
Lehman Aggregate Index	0.04	-0.01	0.00	0.08	1.00
MSCI EAFE Index	0.14	0.23	0.08	0.68	0.00	1.00

Sources: Goldman Sachs, Lehman Brothers, S&P, MSCI, Dow Jones, Bloomberg, AIG (06/91 - O6/06, unless otherwise specified) based on monthly returns.

[1]	The investor fee is equal to 0.75% per year times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to 0.75% times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the index on that day divided by the initial index level. The initial index level is the value of the index on the inception date.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

Prospectuses for iPath Exchange Traded Notes

Get the details you need to make informed decisions about iPath ETNs. Our comprehensive prospectuses cover pricing, product descriptions, investment risks, distribution plans, tax considerations, and much more.

    iPathSM GSCI® Total Return Index ETN  ➢

    iPathSM Dow Jones-AlG Commodity index Total ReturnSM ETN  ➢

    Preliminary Pricing Supplement and Prospectus: iPathSM Goldman Sachs Crude Oil Total Return Index ETN  ➢

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

RECEIVE iPATH ETN UPDATES

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I am a registered representative of a broker/dealer firm that is registered with the SEC and is a member of the NASD.

•	Institutional Investor*

I manage portfolios on behalf of, or otherwise represent, an organization or entity, including banks, savings and loans, insurance companies, registered investment companies, governmental entities, employee benefit or qualified plans, and/or any other entity with total assets of at least $50 million.

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

RECEIVE iPATH ETN UPDATES

Step 2 of 2:

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

iPathSM GSCI® Total Return Index ETN(GSP)

The iPathSM GSCI® Total Return Index ETN is linked to the GSCI® Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

The commodities represented in the GSCI® Total Return Index are production-weighted to reflect their relative significance to the world economy. Crude oil is currently the dominant commodity in this index.

OVERVIEW	INDEX COMPONENTS

Market Data				As of 06/08/2006

Closing Price		$48.97	Volume	34,500
Net Change	-$	0.32	20 Day Volume Average	N/A
% Change		-0.65%	Shares Outstanding	643,934
High		$48.97	Market Capitalization*	$31,411,100
Low		$48.24

Related Links

    Prospectus

    Fact Sheet

    Commodities Basics

>        Indicative

          ValueInformation

*	Market Capitalization = Closing Indicative Value X Shares Outstanding

Indicative Values

Closing Indicative Value*	06/08/2006	$48.78
Weekly Redemption Value*	N/A	$0.00

*	Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	GSCITR
Ticker	GSP	CUSIP	06738C794
Intraday Indicative Value Ticker	GSP.IV	Inception Date	06/06/2006
Bloomberg ETN Keystroke	GSP<EQUITY><GO>	Maturity Date	06/12/2036
Short Sales	Yes, on an up or downtick

Returns								As of 06/30/2006

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Incept.
Index	1.16%	6.74%	5.25%	5.25%	13.42%	20.16%	14.57%	8.09%	N/A
iPath ETN	N/A	N/A	N/A	0.31%	N/A	N/A	N/A	N/A	0.31%

*	The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information below.

Correlations	As of 06/30/2006
GSCI® Total Return Index	1.00
Dow Jones-AIG Commodity Index Total ReturnSM	0.89
Goldman Sachs Crude Oil Total Return Index	0.86
S&P 500 Index	0.00
Lehman Aggregate Index	0.04
MSCI EAFE Index	0.14

Sources: Goldman Sachs, Lehman Brothers, S&P, MSCI, Dow Jones, Bloomberg, AIG (06/91 - 06/06, unless otherwise specified) based on monthly returns.

Market Returns

Market Returns are based upon the midpoint of the bid/ask spread at 4:00 PM Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 PM Eastern time), and do not represent the returns you would receive if you traded at other times. Brokerage commissions will reduce returns. Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index.

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 units1 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

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Certain GSCI® Data copyright 2006 Goldman, Sachs & Co. All rights reserved.

“GSCI®,” “GSCI® Total Return Index,” “Goldman Sachs Crude Oil Total Return Index,” and “Goldman Sachs Commodity Index” are trademarks or service marks of Goldman, Sachs & Co. and have been licensed for use by Barclays Global Investors, N.A. in connection with the GSCIa data.

THE GSCI® DATA IS PROPRIETARY TO AND PUBLISHED BY GOLDMAN, SACHS & CO. AND HAS BEEN DERIVED FROM THE GOLDMAN SACHS COMMODITY INDEX (THE “GSCI®”) WHICH IS OWNED BY AND COMPILED BY GOLDMAN, SACHS & CO. (“GOLDMAN SACHS”). THE GSCI® INFORMATION PROVIDED IS FOR YOUR PRIVATE INFORMATION, AND GOLDMAN SACHS DOES NOT INTEND BY THIS INFORMATION TO OFFER OR SOLICIT THE SALE OR PURCHASE OF ANY SECURITIES. THE INFORMATION PROVIDED IN CONJUNCTION WITH THE GSCI® DATA, IS NOT SPONSORED, ENDORSED, SOLD, OR PROMOTED BY GOLDMAN SACHS OR ANY OF ITS AFFILIATES AND NEITHER GOLDMAN SACHS NOR ANY OF ITS AFFILIATES MAKE ANY REPRESENTATION REGARDING THE ADVISABILITY OR ACCURACY OF THE INFORMATION PROVIDED.

GOLDMAN SACHS DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE GSCI® INDEX OR ANY DATA INCLUDED THEREIN (“GSCI® DATA”). GOLDMAN SACHS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS GLOBAL INVESTORS, N.A., OWNERS OF ANY PRODUCTS OR SECURITIES OFFERED OR DESCRIBED HEREIN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE GSCI® INDEX OR THE GSCI® DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. GOLDMAN SACHS MAKES NO WARRANTY EXPRESSLY OR IMPLIEDLY AS TO THE QUALITY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE GSCI® INDEX OR THE GSCI® DATA, PRODUCTS OR SECURITIES DESCRIBED HEREIN AND IS NOT RESPONSIBLE FOR THE CONSTRUCTION OR OPERATION OF THE GSCI® DATA OR THE PERFORMANCE OF THE GSCI® INDEX OR THE GSCI® DATA OR FOR ANY ERROR IN THE GSCI® INDEX, THIS PUBLICATION OR THE GSCI® DATA. GOLDMAN SACHS GIVES NO ASSURANCE REGARDING THE UPDATING OF THE GSCI® INDEX, THE CONTINUED CALCULATION OR PUBLICATION OF THE GSCI® INDEX OR THIS PUBLICATION OR ANY CHANGES IN THEIR CONSTITUENTS OR IN THE METHODOLOGY USED IN THEIR CALCULATION. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL GOLDMAN SACHS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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[1]	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

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ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

iPathSM GSCI® Total Return Index ETN (GSP)

The commodities represented in the GSCI® Total Return Index are production-weighted to reflect their relative significance to the world economy. Crude oil is currently the dominant commodity in this index.

OVERVIEW	INDEX COMPONENTS

As of January 2006 Rebalancing

Goldman Sachs Commodity Index - COMPONENTS*

Commodity	Ticker	Ref. Price Dollar Weight	Trading Facility	Sector
Oil - WTI Crude Oil Contract	CL	31.45%	NYM	Energy
Oil - Brent Crude Oil	LCO	14.93%	PE	Energy
Oil - Unleaded Reg Gas, NY	HU	8.72%	NYM	Energy
Oil - No. 2 Heating Oil, NY	HO	8.20%	NYM	Energy
Natural Gas	NG	6.35%	NYM	Energy
Oil - Gasoil	LGO	4.58%	PE	Energy
Copper - Grade A	1C	4.00%	LME	Industrial Metals
High Grade Primary Aluminum	IA	3.05%	LME	Industrial Metals
Wheat - Chicago	W	2.30%	CBT	Agriculture
Cattle - Live	LC	2.17%	CME	Livestock
Corn	C	2.13%	CBT	Agriculture
Gold	GC	1.84%	CMX	Precious Metals
Sugar #11	SB	1.76%	CSC	Agriculture
Lean Hogs	LH	1.49%	CME	Livestock
Soybeans	S	1.39%	CBT	Agriculture
Special High Grade Zinc	IZ	1.05%	LME	Industrial Metals
Wheat - Kansas	KW	1.02%	KBT	Agriculture
Primary Nickel	IN	0.88%	LME	Industrial Metals
Cotton #2	CT	0.82%	NYC	Agriculture
Cattle - Feeder	FC	0.64%	CME	Livestock
Coffee “C”	KC	0.58%	CSC	Agriculture
Standard Lead	IL	0.23%	LME	Industrial Metals
Silver	SI	0.23%	CMX	Precious Metals
Cocoa	CC	0.19%	CSC	Agriculture

*	As of January 2006 rebalancing. Source: Goldman Sachs. NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

iPathSM Dow Jones-AIG Commodity Index Total ReturnSM ETN (DJP)

The iPathSM Dow Jones-AIG Commodity Index Total ReturnSM ETN is linked to the Dow Jones-AIG Commodity Total Return IndexSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-AIG Commodity Index Total ReturnSM are rebalanced annually. Each subgroup exposure is capped at 33% as of the January 2006 rebalancing, however the weightings fluctuate between rebalancings due to changes in market prices.

OVERVIEW	INDEX COMPONENTS

Market Data				As of 06/08/2006
Closing Price		$49.25	Volume	100,600
Net Change	-$	0.95	20 Day Volume Average	N/A
% Change		-1.89%	Shares Outstanding	715,295
High		$49.38	Market Capitalization*	$35,020,843
Low		$48.93

Related Links

    Prospectus

    Fact Sheet

    Commodities Basics

>        Indicative Value Information

*	Market Capitalization = Closing Indicative Value x Shares Outstanding

Indicative Values

Closing Indicative Value*	06/08/2006	$48.97
Weekly Redemption Value*	N/A	$0.00

*	Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	DJAIGTR
Ticker	DJP	CUSIP	06738C778
Intraday Indicative Value Ticker	DJP.IV	Inception Date	06/06/2006
Bloomberg ETN Keystroke	DJP<EQUITY><GO>	Maturity Date	06/12/2036
Short Sales	Yes, on an up or downtick

Returns									As of 06/30/2006

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Incept.
Index	-1.55%	6.13%	3.58%	3.58%	18.09%	17.21%	13.72%	8.12%	N/A
iPath ETN	N/A	N/A	N/A	-0.38%	N/A	N/A	N/A	N/A	-0.38%

*	The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information below.

Correlations	As of 06/30/2006
Dow Jones-AIG Commodity Index Total ReturnSM	1.00
GSCI® Total Return Index	0.89
Goldman Sachs Crude Oil Total Return Index	0.73
S&P 500 Index	0.09
Lehman Aggregate Index	-0.01
MSCI EAFE Index	0.23

Sources: Goldman Sachs, Lehman Brothers, S&P, MSCI, Dow Jones, Bloomerg, AIG (06/91 - 06/06, unless otherwise specified) based on monthly returns.

Market Returns

Market Returns are based upon the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time), and do not represent the returns you would receive if you traded at other times. Brokerage commissions will reduce returns. Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index.

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 units1 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

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[1]	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

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ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

iPathSM Dow Jones-AIG Commodity Index Total ReturnSM ETN (DJP)

The commodities represented in the Dow Jones-AIG Commodity Index Total ReturnSM are rebalanced annually. Each subgroup exposure is capped at 33% as of the January 2006 rebalancing, however the weightings fluctuate between rebalancings due to changes in market prices.

OVERVIEW	INDEX COMPONENTS

As of January 2006 Rebalancing

Dow Jones-AIG Commodity Index Total ReturnSM - COMPONENTS*

Commodity	Ticker	Ref. Price Dollar Weight	Trading Facility	Sector
Oil - WTI Crude Oil Contract	CL	13.36%	NYM	Energy
Copper	HG	8.58%	COMEX	Industrial Metals
Natural Gas	NG	7.31%	NYM	Energy
Soybeans	S	7.18%	CBT	Agriculture
High Grade Primary Aluminum	IA	7.08%	LME	Industrial Metals
Gold	GC	6.43%	CMX	Precious Metals
Corn	C	6.12%	CBT	Agriculture
Wheat - Chicago	W	5.19%	CBT	Agriculture
Cattle - Live	LC	4.93%	CME	Livestock
Oil - Unleaded Reg Gas, NY1	HU	4.72%	NYM	Energy
Lean Hogs	LH	4.31%	CME	Livestock
Special High Grade Zinc	IZ	4.02%	LME	Industrial Metals
Oil - No. 2 Heating Oil, NY	HO	3.99%	NYM	Energy
Primary Nickel	IN	3.62%	LME	Industrial Metals
Soybean Oil	BO	2.98%	CBT	Agriculture
Sugar	SB	2.96%	CSC	Agriculture
Cotton #2	CT	2.82%	NYC	Agriculture
Coffee “C”	KC	2.25%	CSC	Agriculture
Silver	SI	2.16%	CMX	Precious Metals

*	As of January 2006 rebalancing. Source: AIG. NYM-NYMEX Division New York Mercantile Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), CSC-Coffee, Sugar and Cocoa Exchange

[1]	In April 2006, the Index replaced the New York Harbor Unleaded Gasoline (“HU”) futures contract with the new Reformulated Gasoline Blendstock for Oxygen Blending (“RB”) futures contract traded on the New York Mercantile Exchange (“NYMEX”).

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

iPathSM Goldman Sachs Crude Oil Total Return Index ETN

Barclays has applied to list the iPathSM Goldman Sachs Crude Oil Total Return Index ETN on the New York Stock Exchange under the ticker symbol OIL. This ETN has not been listed and is not yet available for investing.

The iPathSM Goldman Sachs Crude Oil Total Return Index ETN will be linked to the Goldman Sachs Crude Oil Total Return Index, a subindex of the Goldman Sachs Commodity Index. The Goldman Sachs Crude Oil Total Return Index reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

OVERVIEW	INDEX COMPONENTS

Market Data		This ETN is not yet listed for trading

Closing Price	N/A	Volume	N/A
Net Change	N/A	20 Day Volume Average	N/A
% Change	N/A	Shares Outstanding	N/A
High	N/A	Market Capitalization*	N/A
Low	N/A

Related Links

    Preliminary Pricing

          Supplement and Prospectus

    Commodities Basics

>        Indicative

          Value Information

*	Market Capitalization = Closing Indicative Value x Shares Outstanding

Indicative Values

Closing Indicative Value*	N/A	N/A
Weekly Redemption Value*	N/A	N/A

*	Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	GSCLTR
Ticker	OIL	CUSIP	06738C786
Intraday Indicative Value Ticker	OIL .IV	Inception Date
Bloomberg ETN Keystroke	OIL <EQUITY><GO>	Maturity Date
Short Sales	Yes, on an up or downtick

Returns								As of 06/30/2006

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Incept.
Index	-0.64%	-0.12%	0.01%	10.55%	7.33%	28.06%	23.47%	17.56%	N/A
iPath ETN	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

*	The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information below.

Market Returns

Market Returns are based upon the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time), and do not represent the returns you would receive if you traded at other times. Brokerage commissions will reduce returns. Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index.

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Additional Information

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 Securities must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

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Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

iPathSM Goldman Sachs Crude Oil Total Return Index ETN

Goldman Sachs Crude Oil Total Return Index — The Goldman Sachs Crude Oil Total Return Index is a subcomponent of the total return version of the Goldman Sachs Commodities Index. It currently includes only the West Texas Intermediate (WTI) crude oil futures contract traded on the New York Mercantile Exchange. The WTI contract is used as a benchmark in oil pricing.

OVERVIEW	INDEX COMPONENTS

Goldman Sachs Crude Oil Total Return Index – COMPONENTS

Commodity	Ticker	Ref. Price Dollar Weight	Trading Facility	Sector
Oil - WTI Crude Oil	CL	N/A	NYM	Energy

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

iPATH PRIVACY POLICY

Effective date: May 10, 2006

INTRODUCTION

This Privacy Policy applies to information that visitors transmit to Barclays Global Investors, N.A. (“BGI”) through this iPath ETN, website (the “Site”).

BGI is committed to your privacy. This Privacy Policy is designed to inform you of what information we collect from you on this Site and how we and our affiliates handle that information.

To put it simply: We will not sell non-public, personal information we collect about you on this Site to anyone. We will store the information using generally accepted encryption and data-storage technology. And we will give you the ability to opt out of our using the information to send you separate online marketing and advertising.

Please direct any questions to iPathETN@seic.com or call 1-877-76-iPATH.

U.S. ONLY

This Privacy Policy explains the Site’s processing and storage practices in the United States for personal information transmitted through the Site. Visitors subject to the jurisdiction of other countries must not submit information through this Site, and by doing so waive any and all liability Barclays Global Investors may have to them in connection with such information. By browsing the Site and communicating electronically with us, Site visitors acknowledge that we are processing and storing their personal information in the United States under U.S. privacy standards.

WHAT WE COLLECT AND WHEN

Personally Identifiable Information

When you opt-in with the Site we collect your name, company address, email address, telephone number, and additional contact information. We also ask whether you are an individual or a financial professional and for related information.

When you send email through the Site, we collect your email address, as well as any additional information you include in the message.

When you’re navigating the Site we record your IP address.

We consider each of the above pieces of information to be “Personally Identifiable Information” because it is individually identifiable information about you.

Other Information Associable with You

When you answer our online surveys we collect your responses.

When you’re navigating the Site we log various information to help manage and improve our Site, services, and marketing, in general, and for you in particular. For example, we identify items such as domains and browser types to understand how our Site is used and to report these statistics in the aggregate to the vendors that manage the technology of our website.

Cookies, etc.

Like many websites, we use cookies, 1-pixel gifs (spotlight tags), JavaScript code, and other standard web technology to collect information for our own use.

A cookie is a small data file that we transfer to your computer’s hard disk for record-keeping purposes. You can instruct your browser, by editing its options, to stop accepting cookies or to prompt you before accepting a cookie and to permit you to refuse it. In most cases you can refuse a cookie and still navigate our Site, though it may disable some features. Check with the maker of your browser for more information about how to control cookies.

Cookies make it easier for you to use the site and for us to offer opt-in and opt-out opportunities, and they enable us to follow your navigation through the site and customize it to your interests. They allow us to remember your identity and preferences so we can display content appropriate for you and your interests.

These technologies also help manage our online marketing. Third parties advertisers, who host web sites where we advertise, use (and are contractually obligated to disclose their use of) 1-pixel or transparent GIF files (“spotlight” technology) on their own and other third party websites. These GIF files are provided by our ad management partner. These files enable our ad management partner to recognize a unique cookie on your web browser, which in turn enables us to learn which advertisements bring users to our website. The cookie was placed by us or by another advertiser who works with our ad management partner. Our ad management partner uses your IP address in conjunction with these technologies but does not collect your name, address, telephone number, or email address. Please contact us at the email or phone number below for more information about our ad management partner, including information about how to opt out of these technologies.

Although we contract with third parties to manage the use of these technologies, the information is only used to help manage our own marketing materials and our own websites. The third parties are obligated by contract to keep the information confidential and are prohibited from using it for any other purpose.

HOW WE USE YOUR PERSONALLY IDENTIFIABLE INFORMATION

We use your personally identifiable information (and at times other information we collect) to authenticate your visits; to send you email notifications and product fact sheets; so you can participate in conferences or events; so we can respond to email inquiries and questions to our call center; and to help us better market and provide our and our affiliates’ products and services. We also use the information to manage and improve our Site content and notify you about changes or improvements to our Site.

Unless you have opted out of receiving marketing information, we use your personal information to customize and deliver that information to you.

We also enhance or merge personal information with data from third parties in order to better market our products and services and serve your needs.

We use the search terms you enter to help us refine our search functionality and to improve how we appear on external search engines such as Google and Yahoo!.

LIMITED DISCLOSURE OF YOUR PERSONAL INFORMATION TO THIRD PARTIES

We do share non-public, personally identifiable information with our affiliates. We only disclose non-public, personally identifiable information to unaffiliated third parties as follows.

To advertising and marketing agencies to help sell and market our own products and services. To technology and other service providers (such as those that provide portfolio tools) to provide technology and services to us. To vendors that help us fulfill requests to deliver product information, publications, or reference materials or that facilitate use of third party tools provided by or through our Site.

The above unaffiliated third parties are all contractually obligated to keep the information confidential and to not use the information for any purpose other than providing services to us and to you under our direction.

We also disclose such information as permitted or required by law or as required by subpoena, search warrant or other legal process.

As our business evolves, we may sell, transfer, or otherwise share some or all of our assets, including information provided by you, in connection with a merger, reorganization, or sale of some or all of our assets, or in the event of bankruptcy. In any such event, personally identifiable and other information may be one of the assets transferred.

CHOICE

Opting cut

You can opt out of our using non-public, personally identifiable information we collect on the Site to send you separate online marketing and advertising materials by contacting us at the below phone number or email, or clicking on an “unsubscribe” link in our marketing emails.

Reviewing your information and requesting changes to your Profile

Please direct inquiries about the accuracy of information previously submitted through the Site, or requests to update information, to: iPathETN@seic.com or call 1-877-76-iPATH. We are not responsible for outdated information or for verifying any personal information submitted.

MORE ON PRIVACY

Children’s online privacy protection

BGI understands the importance of protecting children’s privacy, especially in an online environment. The Site is not designed for or directed at children. It is our policy not to knowingly collect or maintain information about anyone under the age of 13.

Links to third party sites

The Site contains links to third party websites. We assume no responsibility for the information practices of those websites. We encourage visitors to review each site’s privacy policy before disclosing any personal information on that site.

Phishing

We do not and will not, at anytime, request personal information in a non-secure or unsolicited e-mail or telephone communication. Identity theft and the practice currently known as “phishing” are of great concern to us. Safeguarding information to help protect your from identity theft is our priority. For more information about phishing, visit the Federal Trade Commission at http://www.ftc.gov/bcp/conline/pubs/alerts/phishingalrt.htm.

Security

The Site uses generally accepted standards of technology and operational security to protect personal information. Personal information received through the Site is encrypted.

CHANGES TO THIS POLICY

This Privacy Policy may be updated from time to time as our services change and grow. We will indicate any such changes at the privacy link at the bottom of our home page, and your continued use of the Site will signify your acknowledgement of any new terms. The most current version of the Privacy Policy can be found by visiting the privacy link at http://www.ipathetn.com/privacy.jsp.

CONTACT

We welcome inquiries or comments about our Privacy Policy and any queries or concerns about iPath at iPathETN@seic.com or call 1-877-76-iPATH.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS

© 2006 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Contact Us

ABOUT iPATH ETNs	PRODUCT INFORMATION	PROSPECTUSES	iPATH UPDATES

iPathSM GSCI® Total	➢
Return Index ETN (GSP)

iPathSM Dow Jones-AIG	➢
Commodity Index
Total ReturnSM ETN (DJP)

iPathSM Goldman Sachs	➢
Crude Oil Total
Return Index ETN (OIL)

TERMS & CONDITIONS

GLOBAL INTERNET DISCLAIMER

This website is for the user’s personal use. The user may not sell, copy, publish, distribute, transfer, modify, display, reproduce, and/or create any derivative works from the information or software on this site. The user also may not redeliver any of the pages, text, images, or content of this site using “framing” or similar technology.

The contents of this site, including text, graphics, links and/or other items, have been prepared based upon sources, materials, and systems believed to be reliable and accurate, and are provided to you on an “as is” and “as available” basis. Barclays Bank PLC, its affiliates and its data providers make no representations, and disclaims all, express, implied and statutory warranties of any kind to the user or any third party, including, but not limited to, representations, and warranties regarding accuracy, timeliness, completeness, merchantability, fitness for any particular purpose, non-infringement of third party rights, and/or freedom from computer viruses. Barclays Global Investors and its data providers assume no responsibility for the consequences of any errors or omissions.

The user agrees that, as a condition of continued receipt of the information provided herewith, the user shall not create, sponsor or permit the trading on the user’s exchange facilities, if applicable, of financial instruments or investment products (including, without limitation, derivatives, structured products, investment funds, exchange-traded funds or derivatives based on exchange-traded funds (e.g., options on ETFs or futures on ETFs)) where the price, return and/or performance of such instrument or product is based on, related to, or intended to track, an index or financial instrument or investment product (e.g., an exchange-traded fund) linked to such index, without a separate written agreement with the index provider.

Important iPath Exchange Traded Notes Disclosure

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. The return on the Securities is linked to the performance of a market index. The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. Your investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors. Investing in the Securities is not equivalent to investing directly in index components or the relevant index itself.

Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A., assists in the promotion of iPath Exchange Traded Notes. Barclays Global Investors, N.A., and Barclays Capital Inc., are affiliates of Barclays Bank PLC.

The market value of the Securities may be influenced by many unpredictable factors, including, with respect to the iPath ETNs linked to commodities indexes, volatile commodities prices. Risks include limited portfolio diversification, uncertain principal repayment, and illiquidity. Also, the investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased.

Brokerage commissions will apply to purchases and sales of the Securities in the secondary market. The sale, redemption or maturity of the Securities will generate tax consequences. The trading prices of the Securities will reflect changes in their intrinsic value as well as market supply and demand, among other factors. The trading prices of the Securities may also be influenced by changes in the credit rating of Barclays Bank PLC.

Barclays Bank PLC and its affiliates, including Barclays Global Investors, N.A., and its affiliates, and Barclays Capital Inc., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

“Dow Jones,” “AIG®,” “Dow Jones-AIG Commodity Index Total ReturnSM,” and “DJ-AIGCISM,” “DJAIGCISM”, and “Dow Jones - AIG Commodity IndexSM” are registered trademarks or servicemarks of Dow Jones & Company, Inc., and American International Group, Inc. (“AIG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC for the Securities. The Securities based on the Dow Jones - AIG Commodity Index Total ReturnSM,” and “DJ-AIGCISM are not sponsored, endorsed, sold or promoted by Dow Jones, AIG Financial Products Corp (“AIG-FP”), American International Group, or any of their respective subsidiaries or affiliates and none of Dow Jones, AIG, AIG-FP, or any of their respective affiliates or subsidiaries makes any representation regarding the advisability of investing in such products.

Certain GSCI® Data copyright 2006 Goldman, Sachs & Co. All rights reserved.

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Goldman Sachs, GSCI®, GSCI® Index, GSCI® Total Return Index, Goldman Sachs Crude Oil Total Return Index and Goldman Sachs Commodity Index are trademarks or servicemarks of Goldman, Sachs & Co. and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Goldman, Sachs & Co or any of its affiliates (individually and collectively, “Goldman”). The Securities are not sold by Goldman, Sachs & Co. other than in its capacity as a dealer of the Securities. Goldman makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Goldman Sachs Commodity Index or any of its subindexes to track general commodity market performance.

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